Exhibit 99.2

TERMINATION OF STANDSTILL AGREEMENT

(El Corte Ingles, S.A. and Gottschalks Inc.)

The Standstill Agreement entered into as of August 20, 1998 by and between El Corte Ingles, S.A., a Spanish corporation, and Gottschalks Inc., a Delaware corporation, is terminated, and shall be of no further force and effect, on and from and after December 7, 2004.

El Corte Ingles, S.A.

By: /s/ Jorge Pont
Jorge Pont
International Division Director

Gottschalks Inc.

By: /s/ James Famalette
James Famalette
President